As filed with the Securities and Exchange Commission on September 20, 2005

Registration No. 333-55342

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

REALNETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-1628146 (I.R.S. Employer Identification No.)
2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121
(206) 674-2700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
REALNETWORKS, INC. 1996 STOCK OPTION PLAN, AS AMENDED AND RESTATED
REALNETWORKS, INC. 2000 STOCK OPTION PLAN AS AMENDED AND RESTATED
(Full title of the plan)
Roy B. Goodman
Senior Vice President, Finance and Operations,
Chief Financial Officer and Treasurer
RealNetworks, Inc.
2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121
(206) 674-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications should be sent to:
Patrick J. Schultheis, Esq.
Christian E. Montegut, Esq.
Wilson Sonsini Goodrich & Rosati, Professional Corporation
701 Fifth Avenue, Suite 5100
Seattle, WA 98104-7036
(206) 883-2500

EXPLANATORY STATEMENT
     This Post-Effective Amendment No.1 relates to the Registration Statement on Form S-8 (Commission File No. 333-55342), filed with the Securities and Exchange Commission (the “SEC”) on February 9, 2001 (the “Prior Registration Statement”) by RealNetworks, Inc. (the “Registrant”) relating to 15,000,000 shares of common stock of the Registrant reserved for issuance under the RealNetworks, Inc. 1996 Stock Option Plan, as amended and restated (the “1996 Plan”) and 4,000,000 shares of common stock of the Registrant reserved for issuance under the RealNetworks, Inc. 2000 Stock Option Plan, as amended and restated (the “2000 Plan”).
     On June 9, 2005, the Registrant’s shareholders approved the RealNetworks, Inc. 2005 Stock Incentive Plan (the “2005 Plan”), and the 1996 Plan and the 2000 Plan were terminated. Under the terms of the 2005 Plan, 6,165,066 shares of common stock that were previously authorized but unissued under the 1996 Plan became available for future awards under the 2005 Plan, and 2,629,934 shares of common stock that were previously authorized but unissued under the 2000 Plan became available for future awards under the 2005 Plan (the “Unissued Shares”). The Unissued Shares were registered in a Registration Statement on Form S-8 relating to the 2005 Plan and filed with the SEC on September 20, 2005.
     Pursuant to the undertakings contained in Item 9 of the Prior Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to deregister the all securities previously registered under the Prior Registration Statement that remain unissued.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on September 20, 2005.

REALNETWORKS, INC.
By:	/s/ Robert Glaser
Robert Glaser
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated below on the 20th day of September, 2005.

Signature	Title

/s/ Robert Glaser Robert Glaser	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Roy B. Goodman Roy B. Goodman	Senior Vice President, Finance and Operations, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Eric A. Benhamou Eric A. Benhamou	Director

/s/ Edward Bleier Edward Bleier	Director

/s/ James W. Breyer James W. Breyer	Director

/s/ Jeremy Jaech Jeremy Jaech	Director

Jonathan D. Klein	Director

/s/ Kalpana Raina Kalpana Raina	Director